Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1A (Amendment No.1) of IntelGenx Technologies Corp. of our report dated March 22, 2019 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2018 and 2017 appearing in the Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2018.

Richter LLP (Signed) 1

Montréal, Québec,

Canada

January 27, 2020

1CPA auditor, CA, public accountancy permit No. A112505